SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

November 29, 2002 (November 14, 2002)

IMPCO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

001-15143 (Commission File Number)	91-1039211 (I.R.S. Employer Identification No.)

16804 Gridley Place
Cerritos, California 90703
(Address of Principal Executive Offices) (ZIP Code)

(562) 860-6666
(Registrant’s telephone number,
including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press Release to be issued on or about December 2, 2002.

Item 8.    CHANGE IN FISCAL YEAR

On November 14, 2002, the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year end from April 30 to December 31. The new fiscal year end will begin on January 1 and end on December 31 of each year, effective with the year beginning January 1, 2003. The Registrant expects to issue a press release on or about December 2, 2002 announcing the change. The press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The Registrant expects to file its regularly scheduled Quarterly Report on Form 10-Q on or before the December 16, 2002 due date, and to file a transitional Annual Report on Form 10-K on or before March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

/s/    ROBERT M. STEMMLER
Robert M. Stemmler
Chief Executive Officer

DATE: November 29, 2002

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